News Release
Republic First Bancorp, Inc.
April 20, 2015

REPUBLIC FIRST BANCORP, INC. REPORTS ASSET GROWTH OF 30%
DEPOSITS INCREASE BY 27%

Philadelphia, PA, April 20, 2015 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended March 31, 2015.

	Three Months Ended
($ in millions, except per share data)	03/31/15	03/31/14	% Change

Assets	$1,264.0	$973.9	30%

Loans	788.8	696.8	13%

Deposits	1,121.4	879.9	27%

Total Revenue	$11.0	$10.5	5%

Net Income	0.5	0.8	(30%)

Net Income per Share	$0.01	$0.03	(67%)

“The substantial increases in total assets, loans and deposits over the last twelve months serve to reaffirm our strategic priorities and our commitment to the overall expansion plan,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.

Republic Bank has engaged in an aggressive growth and expansion plan referred to as “The Power of Red is Back.” With new stores under construction in Evesham Township and Berlin, NJ scheduled to open this summer, along with others soon to follow, Republic is well positioned to continue to capitalize on growth opportunities.

“Our focus on the delivery of outstanding Customer service is resonating across the Philadelphia and South Jersey region,” added Madonna.  “We view this as the single most important driver of our success and we strongly believe that it lays the groundwork for the successful addition of new stores in 2015 and beyond.”

Highlights for the Period Ended March 31, 2015

•	Total assets increased by $290 million, or 30%, to $1.3 billion as of March 31, 2015 compared to $974 million as of March 31, 2014.

•	Non-interest bearing demand deposits increased by 30% to $237 million as of March 31, 2015 compared to $182 million as of March 31, 2014.

•	Total deposits increased by $242 million, or 27%, to $1.1 billion as of March 31, 2015 compared to $880 million as of March 31, 2014.

•	Total loans grew $92 million, or 13%, to $789 million as of March 31, 2015 compared to $697 million at March 31, 2014.

•
SBA lending continued to be a focal point of the Company’s lending strategy. More than $11 million in new SBA loans were originated during the period ended March 31, 2015. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•
Shareholders’ equity increased by 75% to $114 million as of March 31, 2015 compared to $65 million as of March 31, 2014 as a result of the $45 million common stock offering closed during the second quarter of 2014.

•	The Company’s Total Risk-Based Capital ratio was 14.39% and Tier I Leverage Ratio was 10.73% at March 31, 2015.

•	Tangible book value per share was $3.01 as of March 31, 2015.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended
	03/31/15	03/31/14	% Change

Total Revenue	$11,044	$10,529	5%

Provision for Loan Losses	-	-	-

Non-interest Expenses	10,518	9,815	7%

Net Income	528	755	(30%)

Net Income per Share	$0.01	$0.03	(67%)

The Company reported net income of $0.5 million, or $0.01 per share, for the three month period ended March 31, 2015, compared to net income of $0.8 million, or $0.03 per share, for the three month period ended March 31, 2014.

Net interest income increased by $0.9 million, or 10%, to $9.5 million for the period ended March 31, 2015 compared to $8.6 million for the period ended March 31, 2014.  This increase was driven by strong growth in interest-earning assets over the last twelve months.

Non-interest expenses increased by $0.7 million to $10.5 million during the three month period ended March 31, 2015 compared to $9.8 million during the three months ended March 31, 2014. This increase was primarily driven by higher salaries, employee benefits, occupancy and equipment expenses associated with the addition of new stores related to the Company’s expansion strategy over the last twelve months.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	03/31/15	03/31/14	% Change	12/31/14	% Change

Total assets	$1,263,983	$973,862	30%	$1,214,598	4%
Total loans (net)	777,857	684,898	14%	770,404	1%
Total deposits	1,121,397	879,882	27%	1,072,230	5%
Total core deposits	1,111,409	869,649	28%	1,061,994	5%

Total assets increased by $290.1 million, or 30%, as of March 31, 2015 when compared to March 31, 2014.  Deposits grew by $241.5 million to $1.1 billion as of March 31, 2015 compared to $879.9 million as of March 31, 2014. The number of deposit accounts grew by 31% during the past twelve months. The strong growth in assets, loans and deposits during 2015 was driven by the Company’s successful execution of its aggressive growth strategy referred to as “The Power of Red is Back.”

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	03/31/15	03/31/14	% Change	12/31/14	% Change	1st Qtr 2015 Cost of Funds

Demand noninterest-bearing	$237,307	$182,082	30%	$224,245	6%	0.00%
Demand interest-bearing	310,595	198,080	57%	283,768	9%	0.40%
Money market and savings	498,862	423,096	18%	488,848	2%	0.46%
Certificates of deposit	64,645	66,391	(3%)	65,133	(1%)	0.79%
Total core deposits	$1,111,409	$869,649	28%	$1,061,994	5%	0.36%

Core deposits increased to $1.1 billion at March 31, 2015 compared to $869.6 million at March 31, 2014 as the Company moves forward with its expansion strategy which focuses on the gathering of low-cost core deposits. The Company recognized strong growth in demand, money market and savings account balances on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	03/31/15	% of Total	03/31/14	% of Total	12/31/14	% of Total

Commercial real estate	$364,397	46%	$344,125	49%	$379,259	48%
Construction and land development	35,238	5%	26,931	4%	29,861	4%
Commercial and industrial	159,819	20%	125,792	18%	145,113	19%
Owner occupied real estate	188,783	24%	164,325	24%	188,025	24%
Consumer and other	40,468	5%	33,554	5%	39,713	5%
Residential mortgage	405	0%	2,344	0%	408	0%
Deferred fees	(309)		(223)		(439)
Gross loans	$788,801	100%	$696,848	100%	$781,940	100%

Gross loans increased by $92.0 million, or 13%, to $788.8 million at March 31, 2015 compared to $696.8 million at March 31, 2014 as a result of an increase in quality loan demand over the last twelve months and continued success with our relationship banking model.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	03/31/15	12/31/14	03/31/14

Non-performing assets / total assets	2.28%	2.07%	1.44%
Quarterly net loan charge-offs / average loans	0.31%	0.51%	0.18%
Allowance for loan losses / gross loans	1.39%	1.48%	1.71%
Allowance for loan losses / non-performing loans	44%	54%	115%
Non-performing assets / capital and reserves	23%	20%	18%

Non-performing assets increased by $14.7 million to $28.8 million, or 2.28% of total assets, at March 31, 2015, compared to $14.1 million, or 1.44% of total assets, as of March 31, 2014.  This increase was primarily driven by one loan that was transferred to non-accrual status during the second quarter of 2014. A reserve for this loan was recorded during the fourth quarter of 2013 when it was initially downgraded to impaired status.

Capital

The Company’s capital ratios at March 31, 2015 were as follows:

	Actual March 31, 2015	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	10.73%	5.00%
Common Equity Ratio	11.08%	6.50%
Tier 1 Risk Based Capital	13.28%	8.00%
Total Risk Based Capital	14.39%	10.00%
Tangible Common Equity	9.01%	n/a

During the second quarter of 2014, the Company successfully completed a private placement offering of common stock in the amount of $45 million.  11.8 million shares were sold through the offering at a price of $3.80 per share. Total shareholders’ equity increased to $113.9 million at March 31, 2015 compared to $65.1 million at March 31, 2014.  Tangible book value per share increased to $3.01 at March 31, 2015 compared to $2.50 per share at March 31, 2014.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its fifteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees and Glassboro, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2014 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2015	2014	2014

ASSETS
Cash and due from banks	$25,316	$14,822	$17,835
Interest-bearing deposits and federal funds sold	137,212	114,004	16,475
Total cash and cash equivalents	162,528	128,826	34,310

Securities - Available for sale	187,024	185,379	201,262
Securities - Held to maturity	66,742	67,866	21
Restricted stock	1,157	1,157	1,567
Total investment securities	254,923	254,402	202,850

Loans held for sale	4,955	1,676	3,796

Loans receivable	788,801	781,940	696,848
Allowance for loan losses	(10,944)	(11,536)	(11,950)
Net loans	777,857	770,404	684,898

Premises and equipment	36,573	35,030	24,140
Other real estate owned	3,827	3,715	3,696
Other assets	23,320	20,545	20,172

Total Assets	$1,263,983	$1,214,598	$973,862

LIABILITIES
Non-interest bearing deposits	$237,307	$224,245	$182,082
Interest bearing deposits	884,090	847,985	697,800
Total deposits	1,121,397	1,072,230	879,882

Subordinated debt	22,476	22,476	22,476
Other liabilities	6,210	7,081	6,444

Total Liabilities	1,150,083	1,101,787	908,802

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	383	383	265
Additional paid-in capital	152,352	152,234	107,166
Accumulated deficit	(34,738)	(35,266)	(36,953)
Treasury stock at cost	(3,725)	(3,725)	(3,099)
Stock held by deferred compensation plan	(183)	(183)	(809)
Accumulated other comprehensive loss	(189)	(632)	(1,510)

Total Shareholders' Equity	113,900	112,811	65,060

Total Liabilities and Shareholders' Equity	$1,263,983	$1,214,598	$973,862

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2015	2014	2014

INTEREST INCOME
Interest and fees on loans	$9,077	$9,236	$8,323
Interest and dividends on investment securities	1,607	1,470	1,320
Interest on other interest earning assets	77	80	12
Total interest income	10,761	10,786	9,655

INTEREST EXPENSE
Interest on deposits	1,018	968	780
Interest on borrowed funds	276	278	276
Total interest expense	1,294	1,246	1,056

Net interest income	9,467	9,540	8,599
Provision for loan losses	-	300	-

Net interest income after provision for loan losses	9,467	9,240	8,599

NON-INTEREST INCOME
Service fees on deposit accounts	363	328	293
Gain on sale of SBA loans	578	1,903	1,154
Other non-interest income	636	196	483
Total non-interest income	1,577	2,427	1,930

NON-INTEREST EXPENSE
Salaries and employee benefits	5,222	5,147	5,040
Occupancy and equipment	1,888	1,746	1,536
Legal and professional fees	564	615	657
Foreclosed real estate	377	732	346
Regulatory assessments and related fees	292	274	337
Other operating expenses	2,175	2,278	1,899
Total non-interest expense	10,518	10,792	9,815

Income before provision (benefit) for income taxes	526	875	714

Provision (benefit) for income taxes	(2)	22	(41)

Net income	$528	$853	$755

Net Income per Common Share
Basic	$0.01	$0.02	$0.03
Diluted	$0.01	$0.02	$0.03

Average Common Shares Outstanding
Basic	37,816	37,815	25,973
Diluted	38,047	38,121	26,212

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	March 31, 2015			December 31, 2014			March 31, 2014

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$130,418	$77	0.24%	$122,787	$80	0.26%	$17,829	$12	0.27%
Securities	254,741	1,674	2.63%	234,479	1,527	2.60%	208,046	1,363	2.62%
Loans receivable	783,379	9,145	4.73%	757,953	9,283	4.86%	686,869	8,367	4.94%
Total interest-earning assets	1,168,538	10,896	3.78%	1,115,219	10,890	3.87%	912,744	9,742	4.33%

Other assets	61,974			55,997			42,951

Total assets	$1,230,512			$1,171,216			$955,695

Interest-bearing liabilities:

Demand non interest-bearing	$226,708			$214,872			$169,699
Demand interest-bearing	295,630	290	0.40%	258,443	252	0.39%	213,980	191	0.36%
Money market & savings	489,779	553	0.46%	478,651	537	0.45%	400,880	416	0.42%
Time deposits	75,485	175	0.94%	76,756	179	0.93%	77,468	173	0.91%
Total deposits	1,087,602	1,018	0.38%	1,028,722	968	0.37%	862,027	780	0.37%

Total interest-bearing deposits	860,894	1,018	0.48%	813,850	968	0.47%	692,328	780	0.46%

Other borrowings	22,516	276	4.97%	22,689	278	4.86%	22,476	276	4.98%

Total interest-bearing liabilities	883,410	1,294	0.59%	836,539	1,246	0.59%	714,804	1,056	0.60%
Total deposits and
other borrowings	1,110,118	1,294	0.47%	1,051,411	1,246	0.47%	884,503	1,056	0.48%

Non interest-bearing liabilities	7,094			7,427			6,901
Shareholders' equity	113,300			112,378			64,291
Total liabilities and
shareholders' equity	$1,230,512			$1,171,216			$955,695

Net interest income		$9,602			$9,644			$8,686
Net interest spread			3.19%			3.28%			3.73%

Net interest margin			3.33%			3.43%			3.86%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2015	2014	2014

Balance at beginning of period	$11,536	$12,216	$12,263

Provision charged to operating expense	-	300	-
	11,536	12,516	12,263

Recoveries on loans charged-off:
Commercial	54	120	-
Consumer	31	-	-
Total recoveries	85	120	-

Loans charged-off:
Commercial	(677)	(1,100)	(303)
Consumer	-	-	(10)

Total charged-off	(677)	(1,100)	(313)

Net charge-offs	(592)	(980)	(313)

Balance at end of period	$10,944	$11,536	$11,950

Net charge-offs as a percentage of
average loans outstanding	0.31%	0.51%	0.18%

Allowance for loan losses as a percentage
of period-end loans	1.39%	1.48%	1.71%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2015	2014	2014	2014	2014

Non-accrual loans:
Commercial real estate	$19,530	$21,011	$22,607	$23,750	$9,733
Consumer and other	426	429	437	446	643
Total non-accrual loans	19,956	21,440	23,044	24,196	10,376

Loans past due 90 days or more
and still accruing	5,013	-	131	2,722	-

Total non-performing loans	24,969	21,440	23,175	26,918	10,376

Other real estate owned	3,827	3,715	3,775	3,637	3,696

Total non-performing assets	$28,796	$25,155	$26,950	$30,555	$14,072

Non-performing loans to total loans	3.17%	2.74%	3.08%	3.74%	1.49%

Non-performing assets to total assets	2.28%	2.07%	2.38%	2.87%	1.44%

Non-performing loan coverage	43.83%	53.81%	52.71%	44.81%	115.17%

Allowance for loan losses as a percentage
of total period-end loans	1.39%	1.48%	1.62%	1.68%	1.71%

Non-performing assets / capital plus
allowance for loan losses	23.07%	20.23%	21.77%	24.74%	18.27%